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                                     BYLAWS

                                       OF

                                 PROFLIGHT, INC.

                                    ARTICLE I

                                     Offices

        The corporation may have such offices, either within or outside the State of Colorado, as the Board of Directors may designate or as the business of the corporation may require from time to time. The principal office of the corporation shall be located in Denver, Colorado.

        The registered office of the corporation required by the Colorado Corporation Act to be maintained in the State of Colorado may be but need not be identical with the principal office, and the address of the registered office may be changed from time to time by the Board of Directors.

                                   ARTICLE II

                                  Shareholders

        Section 1. ANNUAL MEETING. The annual meeting of the shareholders shall be held each year for the purpose of electing directors and for the transaction of such other business as may come before the meeting. The annual meeting shall be held at such time and place as designated by the Board of Directors of the corporation.

        If the day fixed for the annual meeting shall be a legal holiday in the State of Colorado, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders or at any adjournment thereof, the Board of Directors shall cause the election tc be held at a special meeting of the shareholders as soon thereafter as may be convenient.

        Section 2. SPECIAL MEETING. Special meetings of the shareholders for any purpose, unless otherwise prescribed by statute, may be called by the president or by the Board of Directors and shall be called by the president at the request of the holders of not less than one-third of all the outstanding shares of the corporation entitled to vote at the meeting.

        Section 3. PLACE OF MEETING. The Board of Directors may designate any place, either within or outside the State of Colorado, as the place for any annual meeting or for any special meeting called by the Board of Directors. A waiver of Notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or outside the State of Colorado as the place for such meeting. If no designation is made, or if a special meeting shall be called otherwise than by the Board, the place for such meeting shall be the registered office of the corporation in Colorado.



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        Section 4.  NOTICE OF  MEETING.  Written or printed  notice  stating the place, day and hour of the meeting, and in case of a special meeting the purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the president or the secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed such notice shall be deemed to be delivered when deposited in the United States Mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. If requested by the person or persons lawfully calling such meeting the secretary shall give notice thereof at corporate expense.

        Section 5. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for any stated period not exceeding fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

        Section 6. VOTING LISTS. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list for a period of ten days prior to such meeting shall be kept on file at the office of the corporation, whether within or outside Colorado, and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

        Section 7. QUORUM. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned



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meeting at which a quorum shall be present or  represented,  any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

        If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders; unless the vote of a greater number or voting by classes is required by law or by the Articles of Incorporation.

        Section 8. PROXIES. At all meetings of shareholders a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy.

        Section 9. VOTING OF SHARES. Each outstanding share, regardless of class, shall be entitled to one vote, and each fractional share shall be entitled to a corresponding fraction vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation or by the Colorado Corporation Act. In the election of directors each recordholder of stock entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has the right to vote.

        Section 10. VOTING OF SHARES BY CERTAIN HOLDERS. Neither treasury shares, nor shares of its own stock held by the corporation in a fiduciary capacity, nor shares held by another corporation if the majority of the shares entitled to vote for the election of directors of such other corporation is held by this corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

        Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe or, in the absence of such provision, as the Board of Directors of such corporation may determine.

        Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

        Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of court by which such receiver was appointed.

        A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.



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        Section 11. INFORMAL ACTION BY  SHAREHOLDERS.  Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as unanimous vote of the shareholders and may be stated as such in any articles or document filed with the Secretary of State of Colorado under the Colorado Corporation Act.

                                   ARTICLE III

                               Board of Directors

        Section 1. GENERAL POWERS. The business and affairs of the corporation shall be managed by its Board of Directors, except as otherwise provided in the Colorado Corporation Act or the Articles of Incorporation.

        Section 2. NUMBER, TENURE AND QUAIIFICATIONS. The number of directors of the corporation shall be as set forth by the Articles of Incorporation. Directors shall be elected at each annual meeting of shareholders. Each director shall hold office until the next annual meeting of shareholders and thereafter until his successor shall have been elected and qualified. Directors need not be residents of Colorado or shareholders of the corporation. Directors shall be removable in the manner provided by the statutes of Colorado.

        Section 3. VACANCIES. Any director may resign at any time by giving written notice to the president or to the secretary of the corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office or by an election at an annual meeting or at a special meeting of shareholders called for that purpose.

        Section 4. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this by-law immediately after and at the same place as the annual meeting of shareholders. The Board of Directors may provide by resolution the time and place, either within or outside Colorado, for the holding of additional regular meetings without other notice than such resolution.

        Section 5. SPECIAL MEETING. Special meetings of the Board of Directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or outside Colorado, as the place for holding any special meeting of the Board of Directors called by them.



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        Section 6. NOTICE. Notice of any special meeting shall be given at least seven days prior thereto by written notice delivered personally or mailed to each director at his business address or by notice given at least two days prior thereto by telegram. If mailed such notice shall be deemed to be delivered when deposited in the United States Mail so addressed with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

        Section 7. QUORUM. A majority of the number of directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

        Section 8. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

        Section 9. COMPENSATION. By resolution of the Board of Directors any director may be paid any one or more of the following: his expenses, if any, of attendance at meetings; a fixed sum for attendance at each meeting; or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

        Section 10. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

        Section 11. EXECUTIVE COMMITTEE. The Board of Directors, by resolution adopted by a majority of the number of directors, may designate two or more directors to constitute an executive committee, which shall have and may exercise all of the authority of the Board of Directors or such lesser authority of the Board of Directors or such lesser authority as may be set forth in said resolution. No such delegation of authority shall operate to relieve the Board of Directors or any member of the board from any responsibility imposed by law.

        Section 12. INFORMAL ACTION BY DIRECTORS. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the directors, and may be stated as such in any articles or document filed with the Secretary of State of Colorado



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under the Colorado Corporation Act.

        Section 13. DIVIDENDS. The Board of Directors may from time to time distribute to the shareholders in partial liquidation, out of stated capital or earnings or capital surplus of the corporation, a portion of its assets in cash or property subject to the limitations contained in the statutes of Colorado.

        Dividends upon the capital stock of the corporation may be declared by the Board of Directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock as provided by the laws of the State of Colorado and subject to provisions contained in this article. Before payment of any dividends there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time in their absolute discretion think proper as a reserve fund to meet contingencies or for equalizing dividends or for repairing or maintaining any property of the corporation or for such other purposes as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve in the manner in which it was created.

                                   ARTICLE IV

                               Officers and Agents

        Section 1. GENERAL. The officers of the corporation shall be a president, one or more vice presidents, a secretary and treasurer. The Board of Directors may appoint such other officers, assistants to officers, committees and agents, including a chairman of the board, assistant secretaries and assistant treasurers, as they may consider necessary, who shall be chosen in such manner and hold their offices for such terms and have such authority and duties as from time to time may be determined by the Board of Directors. The salaries of all the officers of the corporation shall be fixed by the Board of Directors. One person may hold any two offices, except that no person may simultaneously hold the offices of president and secretary. In all cases where the duties of any officer, agent or employee are not prescribed by the by-laws or by the Board of Directors, such officer, agent or employee shall follow the orders and instructions of the president.

        Section 2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected by the Board of Directors annually at the first meeting of the Board held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until the first of the following to occur: until his successor shall have been duly elected and shall have qualified; until his death; until he shall resign; or until he shall have been removed in the manner hereinafter provided.

        Section 3. REMOVAL. Any officer or agent may be removed by the Board of Directors or by the executive committee whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not in itself create contract rights.



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        Section 4. VACANCIES. A vacancy in any office, however occurring, may be filled by the Board of Directors for the unexpired portion of the term.

        Section 5. PRESIDENT. The president shall, subject to the direction and supervision of the Board of Directors, be the chief executive officer of the corporation and shall have general and active control of its affairs and business and general supervision of its officers, agents and employees. He shall, unless otherwise directed by the Board of Directors, attend in person or by substitute appointed by him or shall execute on behalf of the corporation written instruments appointing a proxy or proxies to represent the corporation at all meetings of the stockholders of any other corporation in which the corporation shall hold any stock. He may, on behalf of the corporation, in person or by substitute or proxy, execute written waivers of notice and consents with respect to any such meetings. At all such meetings and otherwise the president, in person or by substitute or proxy as aforesaid, may vote the stock so held by the corporation and may execute written consents and other instruments with respect to the ownership of said stock subject, however, to the instructions, if any, of the Board of Directors. The president shall have custody of the treasurer's bond, if any.

        Section 6. VICE PRESIDENTS. The vice presidents shall assist the president and shall perform such duties as may be assigned to them by the president or by the Board of Directors. In the absence of the president, the vice president designated by the Board of Directors or (if there be no such designation) designated in writing by the president shall have the powers and perform the duties of the president. If no such designation shall be made, all vice presidents may exercise such powers and perform such duties.

        Section 7. SECRETARY. The secretary shall: (a) keep the minutes of the proceedings of the shareholders, executive committee and the Board of Directors;
(b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and affix the seal to all documents when authorized by the Board of Directors; (d) keep at its registered office or principal place of business within or outside Colorado a record containing the names and addresses of all shareholders and the number and class of shares held by each, unless such record shall be kept at the office of the corporation's transfer agent or registrar; (e) sign with the president or a vice president certificates for shares of the corporation the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation, unless the corporation has a transfer agent; and (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the Board of Directors. Assistant secretaries, if any, shall have the same duties and powers, subject to supervision of the secretary.

        Section 8. TREASURER. The treasurer shall be the principal financial officer of the corporation and shall have the care and custody of all funds, securities, evidences of indebtedness and other personal property of the corporation and shall deposit the same in accordance with the instructions of the Board of Directors. He shall receive and give receipts and acquittances for monies paid in on account of the corporation and shall pay out of the funds on hand all bills, payrolls and other just debts of the corporation of whatever nature upon maturity. He shall perform all other duties incident to the office of the treasurer and upon request of the board shall make such reports to it as



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may be  required  at any time.  He shall,  if  required  by the board,  give the corporation a bond in such sums and with such sureties as shall be satisfactory to the board, conditioned upon the faithful performance of his duties and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation. He shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors or the president. The assistant treasurers, if any, shall have the same powers and duties, subject to the supervision of the treasurer.

                                    ARTICLE V

                                      Stock

        Section 1. CERTIFICATES. The shares of stock shall be represented by consecutively numbered certificates signed in the name of the corporation by its president or a vice president and the secretary or an assistant secretary and shall be sealed with the seal of the corporation or with a facsimile thereof. The signature of the company's officers on such certificate may also be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue. Certificates of stock shall be in such form consistent with law as shall be prescribed by the Board of Directors. No certificate shall be issued until the shares represented thereby are fully paid.

        Section 2. CONSIDERATION FOR SHARES. Shares shall be issued for such consideration, expressed in dollars (but not less than the par value thereof), as shall be fixed from time to time by the Board of Directors. Treasury shares shall be disposed of for such consideration expressed in dollars as may be fixed from time to time by the Board of Directors. Such consideration may consist, in whole or in part of money, other property, tangible or intangible, or in labor or services actually performed for the corporation, but neither promissory notes nor future services shall constitute payment or part payment for shares.

        Section 3. LOST CERTIFICATES. In case of the alleged loss, destruction or mutilation of a certificate of stock, the Board of Directors may direct the issuance of a new certificate in lieu thereof upon such terms and conditions in conformity with law as it may prescribe. The Board of Directors may in its discretion require a bond in such form and amount and with such surety as it may determine before issuing a new certificate.

        Section 4. TRANSFER OF SHARES. Upon surrender to the corporation or to a transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer and such documentary stamps as may be required by law, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto and cancel the old certificate. Every such transfer of stock shall be entered on the stock book of the corporation which shall be kept at its principal office or by its registrar duly appointed.



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        The  corporation  shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as may be required by the laws of Colorado.

        Except as otherwise provided by law the stock of the corporation shall be transferable or assignable only on the books of the corporation by the holder thereof in person or by duly authorized attorney, upon surrender of the certificate or certificates for such shares duly endorsed for transfer.

        Section 5. TRANSFER AGENTS, REGISTRARS AND PAYING AGENT. The Board may at its discretion appoint one or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the corporation. Such agents and registrars may be located either within or outside Colorado. They shall have such rights and duties and shall be entitled to such compensation as may be agreed.

                                   ARTICLE VI

                                  Miscellaneous

        Section 1. WAIVERS OF NOTICE. Whenever notice is required by law or by the certificate of incorporation or by these by-laws, a waiver thereof in writing signed by the director, shareholder or other person entitled to said notice, whether before, at or after the time stated therein [or his appearance at such meeting in person or (in the case of a shareholders' meeting) by proxy], shall be equivalent to such notice, except where the director or shareholder attends to object to transaction of business because the meeting is not lawfully called or convened.

        Section 2. SEAL. The corporate seal of the corporation shall be circular in form and shall contain the name of the corporation and the words "Seal, Colorado".

        Section 3. FISCAL YEAR. The fiscal year of the corporation if different from a calendar year shall be established by resolution of the Board of Directors.

        Section 4. AMENDMENTS. The Board of Directors shall have power to make, amend and repeal the by-laws of the corporation at any regular meeting of the Board of Directors or at any special meeting called for that purpose. The by-laws may be amended, altered or repealed from time to time by the affirmative vote of the holders of a majority of the stock issued and outstanding at any annual meeting of the shareholders, if notice of the proposed amendment, alteration or repeal is contained in the notice of said meeting. The articles of incorporation may be amended by the shareholders as provided in Section 7-2-107 of the Colorado Revised Statutes.

        Section 5. LIABILITY OF OFFICERS AND DIRECTORS. No person shall be liable to the corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by him as a director or officer of the corporation in good faith, if such person exercised or used the same degree of care and skill as a prudent man would have exercised or used under the



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circumstances  in the conduct of his own affairs or took or omitted to take such action in reliance upon advice of counsel for the corporation or upon statements made or information furnished by officers and employees of the corporation which he had reasonable grounds to believe or in reliance upon financial statements of the corporation prepared and certified by an independent certified public accountant or an independent firm of certified public accountants.



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